Contacts:

For SeaChange
Tammy Snook	Martha Schaefer
SeaChange PR	SeaChange IR
407-667-9355	978-897-0100 x3030
tammy.snook@schange.com	martha.schaefer@schange.com

For Avail-TVN
Liora Bram	Cheryl Delgreco
Media Strategies	Media Strategies
617-202-9854	617-723-4004
lbram@msipr.com	cdelgreco@msipr.com

SeaChange announces sale of On Demand Group TO AVAIL-TVN

ACTON, Mass., (May 21, 2012) – Leading global multi-screen video software innovator SeaChange International, Inc. (NASDAQ: SEAC) today announced that it has sold its media services company, On Demand Group (ODG), to Avail-TVN for $27 million on a cash-free, debt-free basis. U.K.-based On Demand Group, specializing in content aggregation and management of VOD services, becomes part of Avail-TVN effective immediately.

SeaChange CEO Raghu Rau commented, “This sale is part of the ongoing execution of our strategy to transform SeaChange into a pure-play software company, while generating significant cash for our business and improving shareholder value. As the sale is to a strategic buyer, the combination of Avail-TVN and On Demand Group creates a global media services powerhouse, which also presents a significant customer opportunity for SeaChange.

“We can now focus our efforts on strengthening our competitive advantage in delivering next generation multi-screen video software solutions to cable, IPTV and mobile operators worldwide; serving our growing customer base, which includes all major cable operators in the Americas and Europe, and the largest telecom companies in the world; and aggressively driving revenue growth through our core software and services operations including our next generation advertising, back office, video streamers, and gateway software solutions,” Rau added.

Avail-TVN’s CEO Ramu Potarazu said, “Together Avail-TVN and ODG reach more homes in more countries than any other provider in the market. On Demand Group provides digital media services for leading broadband, television and mobile service providers outside of the U.S. and will continue to service its customer base.”

On Demand Group CEO Tony Kelly added, “ODG manages VOD content and services on 26 platforms in 20 countries, handling one billion VOD transactions each year in 14 different languages. We look forward to continued growth as we merge our wealth of talent, and proven workflow and delivery systems with Avail-TVN, to the benefit of our employees and our customers worldwide.”

www.seachange.com NASDAQ: SEAC

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior back office, advertising, content and in-home offerings.

SeaChange’s hundreds of customers are many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world.  Visit www.schange.com.

About Avail-TVN

Avail-TVN is the largest global provider of digital video services. Working with both service providers and content owners, Avail-TVN is focused on providing its global customer base solutions that simplify content management and distribution, and enable the monetization of content. The company applies its managed service approach, powered by proprietary technology, to the areas of video-on-demand, linear content delivery, TV Everywhere, advanced advertising and data services. For more information, visit http://www.avail-tvn.com.

About On Demand Group

On Demand Group develops and manages the on-demand businesses of market-leading service providers in Europe, the Middle East and Asia. The company’s service and technology suite, including the VZ and Adrenalin content management platforms, is utilized by the service providers that are proliferating high-quality streamed video to millions of cable, IPTV and mobile subscribers. Visit www.ondemand.co.uk.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding the potential impact on the Company and customers of the On Demand Group, and future financial performance, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company's large customers; the cancellation or deferral of purchases of the Company's products; the length of our sales cycles; the Company's ability to manage its growth; the ability of the Company to successfully sell its Broadcast Servers and Storage business unit; the effectiveness of the Company's disclosure controls and procedures and internal controls over financial reporting; the Company's ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company's ability to successfully introduce new products or enhancements to existing products; the Company's ability to compete in its marketplace; the Company's ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the Company's ability to integrate the operations of acquired subsidiaries; the Company's ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption "Certain Risk Factors" in the Company's Annual Report on Form 10K filed on April 4, 2012. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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